DISTRIBUTION AGREEMENT



AGREEMENT dated March 1, 1989, by and between American Skandia Life Assurance Corporation ("Skandia Life"), a Connecticut corporation, on its own behalf and on behalf of its non-unitized Separate Accounts (the "Accounts") and Skandia Life Equity Sales Corporation ("SLESCO"), a Delaware corporation.

                                   WITNESSETH:

WHEREAS, one Account has been, and other Accounts may in the future be, established and maintained by Skandia Life pursuant to the laws of the State of Connecticut as non-unitized separate accounts to account for assets supporting certain annuity contracts (the "Individual Contracts") and groups participating through certificate of participation (the "Certificates"), issued or to be issued by Skandia Life (such Certificates and Contracts are referred to herein collectively as the "Contracts"); and

WHEREAS, Skandia Life desires to arrange for the underwriting of the Contracts in conformity with the requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act"); and

     WHEREAS, SLESCO is registered as a broker-dealer under the Securities Exchange Act and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, Skandia Life proposes to register the Contracts under the Securities Act of 1933, (herein sometimes referred to as the "1933 Act"), and to issue and sell the Contracts to the public through SLESCO acting as the underwriter;

NOW, THEREFORE, Skandia Life and SLESCO hereby agree as follows:

     1. Principal Underwriter. Skandia Life grants to SLESCO the exclusive right, during the term of this Agreement, subject to the registration requirements of the 1933 Act and the provisions of the Securities Exchange Act to be the distributor and principal underwriter of the Contracts.

2. Sales Agreement. SLESCO is hereby authorized to enter into separate written agreements, subject to prior written approval of Skandia Life, on such terms and conditions as SLESCO may determine to be not inconsistent with this Agreement, with organizations which agree to participate in the distribution of Contracts and to use their best efforts to solicit applications for Contracts. Such organizations and their agents or representatives soliciting applications for Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Contracts under the insurance laws and any applicable blue-sky laws of each state or other jurisdiction in which such contracts may be lawfully sold and in which Skandia Life is licensed to sell the Contracts. Each organization shall be both registered as a broker/dealer under the Securities Exchange Act and a member of the NASD, or if not so registered or not such a member, then the agents and representative of such organization soliciting applications for contracts shall be agents and registered representatives of a registered broker/dealer and NASD member which is an affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the agents or representatives selling the Contracts.

SLESCO shall have the responsibility for supervision of all such organizations only to the extent required by law and shall assume any legal responsibilities of Skandia Life for the acts, commissions or defalcations of any such organizations. Applications for Contracts solicited by such organizations through their representatives shall be forwarded to Skandia Life. All payments for Contracts shall be made by check to Skandia Life and remitted promptly by such organizations directly to Skandia Life.

Skandia Life reserves the right to refuse to appoint any person proposed to be associated with SLESCO, or its appointed distributors, as an agent, or, if appointed, to terminate such appointment in its sole discretion. From time to time as requested by Skandia Life, SLESCO or its appointed distributors will furnish to Skandia Life a list of all persons authorized to sell the Contracts.

3.   Insurance Agents.

     (a) Such organizations appointed as distributors by SLESCO will undertake to apply for appropriate insurance agent licenses or appointments insofar as necessary to sell the Contracts, in the appropriate states or jurisdictions for such organization's designated agents or representatives; provided that Skandia Life reserves the right to refuse to license and/or appoint any proposed agent or representative, or once licensed and/or appointed to terminate the same.

     (b) Unless otherwise permitted by applicable law, each person engaged in the sale of Contracts must be both an agent of Skandia Life and "a person associated with a broker or dealer" as that term is defined in Section 3(a)(18) of the Securities Exchange Act.

4. Suitability. Skandia Life wishes to ensure that Contracts distributed by SLESCO will be issued to purchasers for whom the Contracts will be suitable. SLESCO shall take reasonable steps to ensure that distributors appointed by it shall not make recommendations to an applicant to purchase a Contract and shall not cause a Contract to be issued in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to an agent after reasonable inquiry of such applicant concerning the applicant's annuity and investment objectives, financial situation and needs, and the likelihood of whether the applicant will persist with the Contract for such a period of time that Skandia Life's acquisition costs are amortized over a reasonable period of time require such distributors to meet all requirements for suitability of all regulatory and self-regulatory agencies having jurisdiction over the solicitation of the Contracts.

     5. Prospectuses. Skandia Life will furnish to SLESCO currently effective prospectuses relating to the Contracts in such numbers as SLESCO may reasonably require from time to time.

     6. Promotion Materials. SLESCO will consult with Skandia Life with respect to the design, drafting, legal review, and filing of sales promotional materials, and for the preparation of individual sales proposals related to the sales of the Contracts. SLESCO shall file with the NASD all such sales promotional material.

7. Reports. SLESCO will have the responsibility for maintaining records identifying distributors appointed to sell the Contracts; and for furnishing any periodic reports required by Skandia Life as to the sale of Contracts made pursuant to this Agreement and commissions paid thereon.

8. Records. SLESCO shall maintain and preserve for the periods prescribed such accounts, records and other documents as are required by applicable laws and regulations, including but not limited to, the Securities Exchange Act. The books, accounts and records of Skandia Life, SLESCO and SLESCO's appointed distributors as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts to be paid by Skandia Life hereunder.

9. Payments on Contracts. All premium payments on Contracts will be made payable to Skandia Life and will be forwarded promptly to Skandia Life, or the service office designated by it, accompanied by a completed Contract application. Skandia Life reserves the right to reject any application in its sole discretion.

10. Compensation on Contracts. SLESCO hereby authorizes and appoints Skandia Life to pay any compensation due and receive any chargebacks payable on Contracts solicited by distributors appointed by SLESCO. Skandia Life shall make available to SLESCO reports on all compensation and chargebacks. The compensation due on Contracts and any chargeback schedule will be stated in the selling agreements between, on the one side, the distributors to be appointed by SLESCO, and on the other side, SLESCO and Skandia Life. All commissions payable by Skandia Life in connection with Contracts or Contract sales will be payable to the appropriate distributors appointed by SLESCO in accordance with the terms of the agreements then in effect.

     11. Independent Contractor. SLESCO shall act as an independent contractor and nothing herein contained shall constitute SLESCO or its agents or employees as employees of Skandia Life in connection with the sale of the Contracts.

12.  Investment and Proceedings.

     (a) SLESCO and Skandia Life agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with Skandia Life, SLESCO, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:

         (i) SLESCO will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Skandia Life with respect to SLESCO or any distributor which may affect Skandia Life's issuance of the Contract marketed under this Agreement, the continued ability of SLESCO to act as distributor and principal underwriter or the ability to establish or maintain any selling agreement with a distributor.

         (ii) SLESCO will promptly notify Skandia Life of any customer complaint or notice of any regulatory investigation or proceeding received by SLESCO or its affiliates with respect to SLESCO or any distributor in connection with any Contract distributed under this Agreement or any activity in connection with any such Contract.

     (b) In the case of a substantive customer complaint, SLESCO and Skandia Life will cooperate in investigating such complaint and any response to such complaint will be shared with the other party to this Agreement for approval not less than five (5) business days prior to it being sent to the customer or regulatory authority.

11.  Indemnification.

     (a) Skandia Life agrees to indemnify and hold harmless SLESCO and each officer and director thereof against any losses, claims, damages or liabilities, joint or several, to which SLESCO or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained (i) in any Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus, or (ii) in any other document executed by Skandia Life specifically for the purpose of qualifying any or all the Contracts for sales under the securities, insurance or other laws of any jurisdiction, and Skandia Life will reimburse SLESCO and each such officer or director, for any legal or other expenses reasonably incurred by SLESCO or such officer or director in connection with investigating or defending any such loss, claim, damage, liability or action; provided that Skandia Life will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to Skandia Life by or on behalf of SLESCO specifically for the use in the preparation of any Registration Statement or any post-effective amendment thereof or any such insurance or other regulatory filing or any amendment thereof or supplement thereto.

     (b) SLESCO agrees to indemnify and hold harmless Skandia Life and its directors (including any person named in the Registration Statement, with his consent, about to become a director), each of its officers who has signed any of the Registration Statements and each person, if any, who controls Skandia Life within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Skandia Life and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon:

         (i) Any untrue statement or alleged untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained (i) in any of the Registration Statements or any post-effective amendments thereof, or (ii) in any blue-sky application or other regulatory filing, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to SLESCO by Skandia Life specifically for use in the preparation of any of the Registration Statements or any such post-effective amendments thereof or any such blue-sky application or other regulatory filing or any such amendment thereof or supplement thereto; or

         (ii) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by SLESCO; or

         (iii) Claims by agents or representatives or employees of SLESCO for commissions, service fees, development allowances or other compensation or remuneration of any type;

         and SLESCO will reimburse Skandia Life and any director or officer or controlling person for any legal or other expenses reasonably incurred by Skandia Life, such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which SLESCO may otherwise have.

     (c) Promptly after receipt by a party entitled to indemnification ("indemnified party") under this paragraph 11 of notice of the commencement of any action against any person obligated to provide Indemnification under this paragraph 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof, and the omission so to notify the indemnifying party will not relieve it from any liability under this paragraph 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending himself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         The indemnity agreements contained in this paragraph 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of SLESCO or any officer or director thereof or by or on behalf of Skandia Life, (ii) delivery of any Contracts and payments therefor, and (iii) any termination of this Agreement. A successor by law of SLESCO or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this paragraph 11.

12. Termination. This Agreement shall terminate automatically if it shall be assigned. This Agreement may be terminated at any time by either party hereto on 60 days' written notice to the other party hereto, without the payment of any penalty. Upon termination of this Agreement all authorizations, rights and obligations shall cease, except (i) the obligation to settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at the time of termination; (ii) the agreements contained in paragraph 10 hereof; and (iii) the indemnity set forth in paragraph 11 hereof.

13. Regulation. This Agreement shall be subject to the provisions of the Securities Exchange Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith. SLESCO shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Skandia Life or the Account, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

     14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. Applicable Law. This Agreement shall be construed and enforced in accordance with the governed by the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            AMERICAN SKANDIA LIFE
                                            ASSURANCE CORPORATION

                                            By: _____________________________
                                                     Michael G. Kafantis, II
                                                     Vice-President and
                                                     Chief Financial Officer

Attest:

--------------------------
     Secretary

                                            SKANDIA LIFE EQUITY
                                            SALES CORPORATION

                                            By: ___________________________
                                                     Michael E. Greene,
                                                     Vice-President

Attest:

-------------------------
     Secretary